LSB
                                          INDUSTRIES
NEWS: for immediate release
________________________________________________________________
                                    POST OFFICE BOX 754 (73101)
                                   16 SOUTH PENNSYLVANIA (73107)
                                      OKLAHOMA CITY, OK U.S.A.
                                         PHONE 405-235-4546
                                        TELEX 203656 LSB UR
                                          FAX 405-235-5067

     LSB Industries, Inc. Common Stock and Series C Preferred
            Will Trade in the Over-the-Counter Market


     OKLAHOMA CITY, July 2 /PRNewswire/ - LSB Industries, Inc. (NYSE: LSB) ("LSB") announced today that its common stock and $3.25 Convertible Exchangeable Class C preferred stock ("Series C Preferred") will not be listed for trading on the American Stock Exchange. The Company's common stock and Series C Preferred will be traded over-the-counter beginning July 6, 1999.
     LSB is a manufacturing, marketing and engineering company with activities on a worldwide basis. LSB's principal business activities consist of the manufacture and sale of chemical products for the mining, agricultural and industrial markets, the manufacture and sale of commercial and residential climate control products, the provision of specialized engineering services, and other activities.

SOURCE LSB Industries, Inc.
    -0-                       07/02/99
     /CONTACT: Tony M. Shelby, Chief Financial Officer of LSB
Industries, Inc., 405-235-4546; or Leslie A. Schupak, ext. 205, or Joe Mansi, ext. 207, both of KSCA, 212-682-6300, for LSB
Industries, Inc./
     /Web site: http://www.lsbindustries.com/
     (LSB)

                              - 30 -